TRANSFER, DIVIDEND DISBURSING, SHAREHOLDER SERVICE
               --------------------------------------------------
                            AND PLAN AGENCY AGREEMENT
                            -------------------------

     AGREEMENT dated as of , 199 between  StockJungle.com Trust, a Massachusetts
business   trust  (the   "Trust"),   and   Countrywide   Fund   Services,   Inc.
("Countrywide"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Countrywide to serve as its transfer, dividend disbursing, shareholder service and plan agent; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

     1.   APPOINTMENT.
          ------------

          The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
          --------------

          The Trust will furnish from time to time the following documents:

     A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

     B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

     C. A certified copy of each amendment to the Agreement and Declaration of Trust and the Bylaws of the Trust;

     D.   Certified   copies  of  each  resolution  of  the  Board  of  Trustees authorizing officers to give instructions to Countrywide;

     E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

     F. Such other certificates, documents or opinions which Countrywide may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties;

     G.   Copies of all Underwriting and Dealer Agreements in effect;

     H.   Copies of all Investment Advisory Agreements in effect; and

     I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which Countrywide is to act as plan agent.

     3.   COUNTRYWIDE TO RECORD SHARES.
          -----------------------------

          Countrywide shall record the issuance of shares of the Trust and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Trust which are authorized, issued and outstanding, based upon data provided to it by the Trust. Countrywide shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are issued and outstanding, but shall have no obligation when recording the issuance of the Trust's shares, except as otherwise set forth herein or in any other agreement between Countrywide and the Trust, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Trust.

     4.   COUNTRYWIDE TO VALIDATE TRANSFERS.
          ----------------------------------

          Upon receipt of a proper request for transfer and upon surrender to Countrywide of certificates, if any, in proper form for transfer, Countrywide shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, Countrywide shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by Countrywide.

     5.   SHARE CERTIFICATES.
          -------------------

          If the Trust authorizes the issuance of share certificates and an investor requests a share certificate, Countrywide will countersign and mail, by insured first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Trust, subject to any other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Trust maintained by the Custodian. The Trust shall supply Countrywide with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of Countrywide. Such blank share certificates shall be properly signed, manually or, if authorized by the Trust, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, Countrywide may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust. In case of the alleged loss or destruction of any share certificate, no new certificates shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to Countrywide and the Trust, and issued by a surety company satisfactory to Countrywide and the Trust.

     6.   RECEIPT OF FUNDS.
          -----------------

          Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Trust or the principal underwriter of the Trust (the "Underwriter"), Countrywide shall stamp the check or instrument with the date of receipt, determine the amount thereof due the Trust and shall forthwith process the same for collection and deposit with the Trust's Custodian. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Trust's then current prospectus and statement of additional information, Countrywide shall notify the Trust, at the close of each business day, in writing of the amount of said funds credited to the Trust and deposited in its account with the Custodian, and shall similarly notify the Underwriter of the amount of said funds credited to the Underwriter and deposited in its account with its designated bank.

     7.   PURCHASE ORDERS.
          ----------------

          Upon receipt of an order for the purchase of shares of the Trust, accompanied by sufficient information to enable Countrywide to establish a shareholder account, Countrywide shall, as of the next determination of net asset value after receipt of such order in accordance with the Trust's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, notify the Trust in writing or by computer report at the close of each business day of such transactions and shall provide to the shareholder and/or dealer of record a notice of such credit when requested to do so by the Trust.

     8.   RETURNED CHECKS.
          ----------------

          In the event that Countrywide is notified by the Trust's Custodian that any check or other order for the payment of money is returned unpaid for any reason, Countrywide will:

          A. Give prompt notification to the Trust and the Underwriter of the non-payment of said check;

          B. In the absence of other instructions from the Trust or the Underwriter, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Custodian to forward such returned check to the person who originally submitted the check; and

          C. Notify the Trust and Underwriter of such actions and correct the Trust's records maintained by Countrywide pursuant to this Agreement.

     9.   SALES CHARGE.
          -------------

          In computing the number of shares to credit to the account of a shareholder, Countrywide will calculate the total of the applicable sales charges with respect to each purchase as set forth in the Trust's current prospectus and statement of additional information and in accordance with any notification filed with respect to combined and accumulated purchases. Countrywide will also determine the portion of each sales charge payable by the Underwriter to the dealer of record participating in the sale in accordance with such schedules as are from time to time delivered by the Underwriter to Countrywide; provided, however, that Countrywide shall have no liability hereunder arising from the incorrect selection by Countrywide of the gross rate of sales charges except that this exculpation shall not apply in the event the rate is specified by the Underwriter or the Trust and Countrywide fails to select the rate specified.

     10.  DIVIDENDS AND DISTRIBUTIONS.
          ----------------------------

          The Trust shall furnish Countrywide with appropriate evidence of trustee action authorizing the declaration of dividends and other distributions. Countrywide shall establish procedures in accordance with the Trust's then current prospectus and statement of additional information and with other authorized actions of the Trust's Board of Trustees under which it will have available from the Custodian or the Trust any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, Countrywide shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Trust's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then Countrywide shall disburse dividends to such shareholder of record in accordance with the Trust's then current prospectus and statement of additional information. Countrywide shall, on or before the mailing date of such checks, notify the Trust and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Trust. Countrywide shall mail to the shareholders periodic statements, as requested by the Trust, showing the number of full and fractional shares and the net asset value per share of shares so credited. When requested by the Trust, Countrywide shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

     11.  UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION PROCEEDS.
          ------------------------------------------------------

          Countrywide shall, at least annually, furnish electronically or in writing to the Trust the names and addresses, as shown in the shareholder accounts maintained by Countrywide, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. Countrywide shall use its best efforts to contact the shareholders affected and to follow any other instructions received from the Trust concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds. Countrywide will escheat unclaimed funds as required by law.

     12.  REDEMPTIONS AND EXCHANGES.
          --------------------------

          A. Countrywide shall process, in accordance with the Trust's then current prospectus and statement of additional information, each order for the redemption of shares accepted by Countrywide. Upon its approval of such redemption transactions, Countrywide, if requested by the Trust, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For each such redemption, Countrywide shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Trust and signature by an authorized officer of Countrywide and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire System or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Trust's Board of Trustees or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Trust and accepted by Countrywide. If Countrywide or the Trust determines that a request for redemption does not comply with the requirements for redemptions, Countrywide or the Trust shall promptly notify the shareholder indicating the reason therefor.

          B. If shares of a series of the Trust are eligible for exchange with shares of any other series of the Trust or any other investment company, Countrywide, in accordance with the then current prospectus and statement of additional information and exchange rules of the Trust and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Trust's shareholders, process such approved exchange requests.

          C. Countrywide shall notify the Trust, the Custodian and the Underwriter on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 12, and, on the basis of such notice, the Trust shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Trust. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between Countrywide and the Trust consistent with the Trust's then current prospectus and statement of additional information.

          D. The authority of Countrywide to perform its responsibilities under Paragraph 7, Paragraph 10, and this Paragraph 12 shall be suspended with respect to any series of the Trust upon receipt of notification by it of the suspension of the determination of such series' net asset value.

     13.  AUTOMATIC WITHDRAWAL PLANS.
          ---------------------------

          Countrywide will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Trust. Payments upon any such withdrawal order shall be made by Countrywide from the appropriate account maintained by the Trust with the Custodian on approximately the last business day of each month in which a payment has been requested, and
Countrywide will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Trust. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

     14.  LETTERS OF INTENT.
          ------------------

          Countrywide will process such letters of intent for investing in shares of the Trust as are provided for in the Trust's current prospectus and statement of additional information. Countrywide will make appropriate deposits to the account of the Underwriter for the adjustment of sales charges as therein provided and will currently report the same to the Underwriter.

     15.  WIRE-ORDER PURCHASES.
          ---------------------

          Countrywide will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by Countrywide or the Underwriter, with copies to the Underwriter. Upon receipt of any check drawn or endorsed to the Trust (or Countrywide, as agent) or otherwise identified as being payment of an outstanding wire-order, Countrywide will stamp said check with the date of its receipt and deposit the amount represented by such check to Countrywide's deposit accounts maintained with the Custodian. Countrywide will compute the respective portions of such deposit which represent the sales charge and the net asset value of the shares so purchased, will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Trust's account with the Custodian, and will notify the Trust and the Underwriter before noon of each business day of the total amount deposited in the Trust's deposit accounts, and in the event that payment for a purchase order is not received by Countrywide or the Custodian on the tenth business day following receipt of the order, will prepare an NASD "notice of failure of dealer to make payment" and forward such notification to the Underwriter.

     16.  OTHER PLANS.
          ------------

          Countrywide will process such accumulation plans, group programs and other plans or programs for investing in shares of the Trust as are now provided for in the Trust's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders.

     17.  RECORDKEEPING AND OTHER INFORMATION.
          ------------------------------------

          Countrywide shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Countrywide for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. Countrywide shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.

     18.  SHAREHOLDER RECORDS.
          --------------------

          Countrywide shall maintain records for each shareholder account showing the following:

     A.   Names, addresses and tax identifying numbers;

     B.   Name of the dealer of record, if any;

     C.   Number of shares held of each series;

     D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

     E.   Information   with  respect  to  the  source  of  all   dividends  and
          distributions allocated among income, realized short-term gains and realized long-term gains;

     F. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

     G. Any correspondence received by Countrywide relating to the current maintenance of a shareholder's account;

     H. Certificate numbers and denominations for any shareholder holding certificates;

     I.   Any stop or restraining order placed against a shareholder's account;

     J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal Revenue Code of 1986, as amended; and

     K. Any information required in order for Countrywide to perform the calculations contemplated under this Agreement.

     19.  TAX RETURNS AND REPORTS.
          ------------------------

          Countrywide will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and, if required, mail to shareholders of the Trust such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     20.  OTHER INFORMATION TO THE TRUST.
          -------------------------------

          Subject to such instructions, verification and approval of the Custodian and the Trust as shall be required by any agreement or applicable law, Countrywide will also maintain such records as shall be necessary to furnish to the Trust the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

     21.  ACCESS TO SHAREHOLDER INFORMATION.
          ----------------------------------

          Upon request, Countrywide shall arrange for the Trust's investment adviser to have direct access to shareholder information contained in Countrywide's computer system, including account balances, performance information and such other information which is available to Countrywide with respect to shareholder accounts.

          Countrywide agrees on behalf of itself and its agents and employees to treat confidentially all records and other information relating to the Trust and its various series and any prior, present or potential shareholders thereof, except after prior notification to, and approval of release of information in writing by, the Trust, which approval shall not be unreasonably withheld where Countrywide may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     22.  COOPERATION WITH ACCOUNTANTS.
          -----------------------------

          Countrywide shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     23.  FURTHER ACTIONS.
          ----------------

          Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes hereof.

     24.  COMPENSATION.
          -------------

          For the performance of Countrywide's obligations under this Agreement, StockJungle.com, the investment advisor to the Trust (the "Advisor") shall pay Countrywide, on the first business day following the end of each month, a monthly fee in accordance with the schedule attached hereto as Schedule A. The Advisor shall promptly reimburse Countrywide for any out-of-pocket expenses and advances which are to be paid by the Trust in accordance with Paragraph 25.

     25.  EXPENSES.
          ---------

          Countrywide shall furnish, at its expense and without cost to the Trust (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) the use of data processing equipment as required to carry out its services hereunder. All costs and expenses not expressly assumed by Countrywide under this Paragraph 25 shall be paid by the Advisor, including, but not limited to, costs and expenses of officers and employees of Countrywide in attending meetings of the Board of Trustees and shareholders of the Trust, as well as costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside pricing services, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on Countrywide for services provided under this Agreement. Postage for mailings of dividends, reports and other mailings to all shareholders shall be advanced to Countrywide three business days prior to the mailing date of such materials.

     26.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          ---------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement or in any other agreement between the Trust and Countrywide, and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     27.  REFERENCES TO COUNTRYWIDE.
          --------------------------

          The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide (which approved shall not be withheld unreasonably), excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing reasonable time for review by Countrywide and its counsel prior to any deadline for printing.

     28.  EQUIPMENT FAILURES.
          -------------------

          Countrywide shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Countrywide shall have no liability with respect to equipment failures beyond its control.

          Countrywide represents and warrants that it has taken reasonable steps to make its transaction processing and recordkeeping and other systems and equipment compatible with the change in the year 1999 to 2000 without any related errors in reports or material disruption to services provided hereunder and Countrywide expects full compatibility before December 31, 1999.

     29.  INDEMNIFICATION.
          ----------------

          A. In performing its services hereunder, Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          B. Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee or employee of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee or employee of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of these entities.

          C. The Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and
affiliates  from  and  against  any  and  all  claims,  demands,   expenses  and
liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

          D. Notwithstanding any other provision of this Agreement, Countrywide shall indemnify and hold harmless the Trust, its trustees, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or in law) of any and every nature which any of them may sustain or incur or which may be asserted against any of them by and person by reason of, or as a result of, the willful misfeasance, bad faith or negligence on the part of Countrywide, its employees or agents in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

          E. Upon the assertion of a claim for which a party may be required to provide indemnification hereunder, the person seeking indemnification shall promptly notify such party of such assertion and shall keep the such party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the person seeking indemnification in the defense of such claim or to defend against such claim with counsel reasonably acceptable to the indemnified person in such party's own name or in the name of such person. The person seeking indemnification shall in no case confess any claim or make any compromise in any case in which a party may be required to indemnify it except with the such party's prior written consent. An indemnifying party shall in no event be liable to bear the expenses of more than one counsel for all indemnified persons in connection with any matter for which it is providing indemnification hereunder.

     30.  TERMINATION
          -----------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, and (2) by vote of a majority of the Trust's Board of Trustees.

          B. Either party may terminate this Agreement for any reason, without penalty, on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Advisor shall pay to Countrywide such compensation as may be due as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date and payable to Countrywide hereunder.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Advisor, transfer to such successor all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.

     31.  SERVICES FOR OTHERS.
          --------------------

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     32.  LIMITATION OF LIABILITY.
          ------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding personally upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, but shall bind only the trust property of the Trust. It is further expressly agreed that the debts, liabilities, obligations and expenses of any series of the Trust hereunder shall be enforceable against the assets and property of such series only, and not against the assets and property of any other series of the Trust. Neither the authorization of this Agreement by the Trustees of the Trust nor its execution and delivery by an officer of the Trust, shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     33.  SEVERABILITY.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     34.  QUESTIONS OF INTERPRETATION.
          ----------------------------

          This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     35.  NOTICES.
          --------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:          StockJungle.com Trust
                           3805 S. Canfield Avenue, Suite B
                           Culver City, CA  90232
                           Attention:  Michael J. Witz

    To Countrywide:        Countrywide Fund Services, Inc.
                           312 Walnut Street, 21st Floor
                           Cincinnati, Ohio 45202
                           Attention:  Brian J. Manley
or to such other address as any party may designate by notice complying with the terms of this Section 35. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     36.  AMENDMENT.
          ----------

          This Agreement may not be amended or modified except by a written agreement executed by both parties; provided, however, that no provision of Sections 24, 25 and 30 hereof which would increase the expenses to be paid by StockJungle.com Investment Advisors, Inc. shall be amended without its prior written consent.

     37.  BINDING EFFECT.
          ---------------

          Each of the undersigned expressly warrants and represents that to the other that it has full power and authority to enter into and perform this Agreement, that its execution and delivery of this Agreement has been duly authorized by all necessary corporate or trust action, that the person signing this Agreement on its behalf is duly authorized and has full power to do so, and that this Agreement is its valid and binding obligation, duly enforceable against in accordance with the terms hereof.

     38.  COUNTERPARTS.
          -------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     39.  FORCE MAJEURE.
          --------------

          Countrywide represents and warrants that it has taken reasonable steps to make its transaction processing and recordkeeping and other systems and equipment compatible with the change in the year 1999 to 2000 without any related errors in reports or material disruption to services provided hereunder and Countrywide expects full compatibility before December 31, 1999.

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     40.  MISCELLANEOUS.
          --------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         STOCKJUNGLE.COM TRUST

                                         By:_______________________________
                                         Its: President


                                         COUNTRYWIDE FUND SERVICES, INC.

                                         By:_______________________________
                                         Its: President


     The undersigned hereby agrees to the provisions of Sections 24, 25 and 30 of the foregoing Agreement.

                                         STOCKJUNGLE.COM INVESTMENT
                                         ADVISORS, INC.

                                         By: ______________________________
                                         Its: President

                                                                     Schedule A
                                                                     ----------

                                  COMPENSATION
                                  ------------

Services                                                     FEE
--------                                                     ---

As Transfer Agent,
Dividend Disbursing Agent
and Shareholder Servicing and
Plan Agent: (Per Account)

StockJungle.com Market Leaders                 Payable monthly at a
     Growth Fund                               rate of $15/account; subject to a
                                               minimum of $2,000 per month

StockJungle.com Free S&P 500                   Payable monthly at a rate of
     Index Fund                                $15/account; subject to a minimum
                                               of $2,000 per month

StockJungle.com Pure Play                      Payable monthly at a  rate of
     Internet Fund                             $15/account; subject to a minimum
                                               of $2,000 per month

StockJungle.com Community                      Payable monthly at a rate of
     Intelligence Fund                         $15/account; subject to a minimum
                                               of $2,000 per month